UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2026

MANPOWERGROUP INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-10686	39-1672779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin		53212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 961-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Shareholders of ManpowerGroup Inc. (the “Company”) held on May 8, 2026 (the “2026 Annual Meeting”), shareholders approved the amendment and restatement of the 2011 Equity Incentive Plan of ManpowerGroup Inc. (the “Amended and Restated Plan”), which, in part, increases the maximum number of shares authorized for issuance under the Amended and Restated Plan by 1,100,000 shares and extends the duration of the Amended and Restated Plan to permit grants through May 8, 2036.

The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

At the 2026 Annual Meeting, shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to permit the removal of directors with or without cause. Consistent with this amendment to the Articles of Incorporation, the Board of Directors of the Company amended Section 3.3 of Article III of the Company’s Amended and Restated By-Laws (the “By-Laws Amendment”) to permit the removal of a director with or without cause by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a meeting of shareholders duly called for such purpose. The effective date of the By-Laws Amendment is May 8, 2026.

The foregoing description of the By-Laws Amendment is qualified in its entirety by reference to the full text of the By-Laws Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting, shareholders voted on proposals to: (1) elect the ten individuals nominated by the Board of Directors of the Company to serve as directors for a one-year term expiring at the 2027 Annual Meeting of the Shareholders; (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026; (3) provide an advisory vote on approval of the compensation of the Company’s named executive officers; (4) approve the amendment to the Articles of Incorporation to permit removal of directors with or without cause; and (5) approve the amendment and restatement of the Amended and Restated Plan.

The final voting results on these proposals are as follows:

		For	Against	Abstain	Broker Non-Votes
1.	a) Election of Jean-Philippe Courtois	35,163,419	273,769	19,828	2,367,141

	b) Election of John F. Ferraro	35,199,648	239,736	17,631	2,367,141

	c) Election of William P. Gipson	35,119,857	318,094	19,064	2,367,141

	d) Election of Julie M. Howard	35,053,001	377,188	26,827	2,367,141

	e) Election of Ulice Payne, Jr.	34,426,083	1,013,882	17,051	2,367,141

	f) Election of Muriel Pénicaud	35,110,144	328,705	18,167	2,367,141

	g) Election of Jonas Prising	34,732,254	697,037	27,725	2,367,141

	h) Election of Paul Read	35,134,883	304,704	17,429	2,367,141

	i) Election of Elizabeth P. Sartain	34,911,074	527,961	17,981	2,367,141

	j) Election of Michael J. Van Handel	34,876,820	561,407	18,789	2,367,141

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2026	36,356,455	1,452,719	14,982	0

3.	Advisory vote on approval of the compensation of the Company's named executive officers	33,747,251	1,685,166	24,599	2,367,141

4.	Approval of the amendment to the Amended and Restated Articles of Incorporation of the Company to permit removal of directors with or without cause	35,397,815	36,830	22,370	2,367,141

5.	Approval of the amendment and restatement of the Equity Incentive Plan of ManpowerGroup Inc.	34,200,746	1,237,260	19,009	2,367,141

Item 8.01 Other Events.

On May 8, 2026, the Company's Board of Directors declared a semi-annual dividend of $0.72 per share. The dividend will be paid on June 15, 2026 to shareholders of record as of the close of business on June 1, 2026. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Exhibits.

Exhibit No.	Description
3.1	Text of Amendment to the Amended and Restated By-Laws of ManpowerGroup Inc.
10.1	Equity Incentive Plan of ManpowerGroup Inc.
99.1	Press Release dated May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Date:	May 8, 2026	By:	/s/ Michelle S. Nettles
		Name:	Michelle S. Nettles
		Title:	Chief People and Legal Officer